CONSULTING AGREEMENT



         This consulting agreement ("Agreement") is made this 6th day of January, 2003, between Roxborough Manayunk Bank, (hereinafter referred to as "Bank") and Jerry Naessens (hereinafter referred to as "Consultant").

         Consultant has served faithfully as an employee, officer and director of the Bank for many years.

         As an officer and director of the Bank, Consultant has contributed materially to the development of policies and practices of the Bank that have supported the Bank's success.

         The board of directors of the Bank are unanimous in agreeing that Consultant's services will be of great value to the Bank in its future success.

         Consultant has retired from active executive responsibility in the Bank, but is willing to devote part of his time to acting as advisor and consultant for the Bank.


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         The Bank  desires to  exclusively  retain  Consultant's  services  as a part-time advisor and consultant subject to Consultant's agreement not to compete with the Bank.

IT IS THEREFORE AGREED;

1. Terms and Duties. The Bank hereby retains Consultant to perform and Consultant shall perform, during the period hereinafter called the "Consultative Period," beginning the date of this agreement and continuing until 12/31/2003, such advisory and consultative services on a part-time basis as may, from time to time, be requested by the board of directors of the Bank, it's parent, Thistle Group Holdings Co. ("Company"), or any subsidiaries thereof, subject, however, to the following conditions:

(a) Such services shall be performed in such place or places within the United States as Consultant may from time to time designate but shall essentially be performed in the Commonwealth of Pennsylvania;

(b) Consultant shall not be required to devote a major part of his time to such services;

(c) Consultant shall not be required to render services during reasonable vacation periods or during periods of illness or other incapacity;

(d) Consultant's activities shall not be supervised by the

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Bank or any officer  thereof;  but  Consultant  will advise the Company's  Chief
Executive  Officer of specific  changes  undertaken by Consultant

(e) Consultant shall be deemed to be an independent contractor and shall have no authority to bind Bank to any contract.

(f) Said advisory and consulting services shall include, but not be limited to,


     (i) meeting with members of board of directors of RoxDel Corp. and TGH Corp on a quarterly basis.

     (ii) meeting with the Company's Chief Financial Officer, quarterly, to review drafts of forms 10-Q and 10-K and any related tax matters.

The Consultative Period shall continue for successive one - year terms, unless or until Bank gives Consultant 30 days notice to terminate the agreement prior to the end of the original term or prior to the end of any subsequent extensions. In the event Consultant dies during the Consultative Period, then this agreement shall be automatically terminated on Consultant date of death and Bank shall pay to Consultant's estate any unpaid compensation on a pro rata basis.


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2.  Compensation.  The Bank shall pay to Consultant and Consultant  shall accept from the Bank, for Consultant's services under this Agreement during the Consultative Period and for Consultant's agreement not to compete during the non-compete period (as hereinafter defined) compensation as follows: Two thousand eighty three and thirty three U.S. Dollars ($2,083.33) per month.

3. Office Space and Automobile expense. Consultant shall be furnished office space and facilities suitable to Consultant's position and adequate to the performance of Consultant's duties, but Consultant may perform services in any other place. Additionally, during the Consultative Period. Consultant was provided with the use of a automobile owned by the Bank, while acting as officer of the Bank. Consultant will have the right to purchase said vehicle for its depreciated book value at any time during the Consultative Period.

4. Restrictive Covenant. From the date hereof until the end of the Consultative Period, Consultant shall not, either directly or indirectly, become a director, officer, or employee, of a banking, financial services, or similar or related business within a radius of 50 miles from the City of Philadelphia, Pennsylvania.


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5. Benefit. If the Bank shall at any time be merged or consolidated into or with any other Bank or if substantially all the assets of the Bank are transferred to another Bank, or if Bank's majority control is transferred, the Consultive Period shall terminate.

6. Non-Assignability. In view of the personal nature of the services to be performed by Consultant under this Agreement, Consultant shall not have the right to assign or transfer any of the rights or benefits of this agreement nor shall they be subject to voluntary or involuntary alienation.

7. Death or Disability. In the event of the death of Consultant the Consultative Period, shall be terminated on the Consultant's death.

8. Ordinary Income. Consultant agrees that the payments described in paragraph 2 hereof are ordinary income and shall be reported as such to taxing authorities.

9. Remedies. Consultant acknowledges that the restrictions contained in Paragraph 4, in view of the nature of the business in which the Bank is engaged, are reasonable and necessary to protect the legitimate interests of the Bank. Consultant

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acknowledges  that the  restrictions  contained  in Paragraph 4 will not prevent
Consultant from earning a living. Consultant understands and agrees that the remedies at law for violation of any of the covenants or provisions of Paragraph 4 will be inadequate, that such violations will cause irreparable injury within a short period of time, and that the Bank shall be entitled to preliminary injunctive relief and other injunctive relief against any such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all other remedies the Bank shall have in law and equity for the enforcement of those covenants and provisions. If Consultant breaches or violates the provisions of Paragraph 4 herein, the obligation of Bank for the payments under Paragraph 2 herein shall be suspended during such breach or violation and the non-compete period shall be deemed to extend for an additional period equal to the period of such breach or violation.

10. Modification. This Agreement contains the full agreement of the parties and shall not be modified, altered, changed, or terminated except pursuant to a writing signed by all of the parties.

11. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of



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Pennsylvania.

12. Invalidity. If any of the provisions of this Agreement are determined to be invalid, such invalidity shall not affect or impair the validity of the other provisions that shall be deemed severable to this extent and shall remain in full force and effect. The provisions of this Agreement are intended to be and shall be deemed severable.

13. Waiver. Waiver by any party of any breach of or exercise of any right under this Agreement shall not be deemed a waiver of a breach of similar rights. The failure of any party to take any action by reason of any such breach or to exercise any such right, shall not be deemed a waiver of such breach nor deprive such party of the right to take action at any time while such breach, or condition giving rise to such right, continues.

14. Miscellaneous.

          (a) No rights are intended to be created in favor of any third party creditor, donee, or incidental beneficiary.

          (b) Notices hereunder shall be in writing and shall be deemed given if delivered in person or if sent by certified or registered mail, return receipt requested, as follows:


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If to Bank:         Roxborough Manayunk Bank
                    Board of Directors
                    6064 Ridge Avenue
                    Philadelphia, PA 19128

If to Consultant:   Jerry Naessens
                    1133 Hall Avenue
                    Roslyn, PA 19031

Dated the day and year first above written.


                                          Roxborough Manayunk Bank




/s/Jerry Naessens                         /s/John F. McGill, Jr.
-----------------                         -------------------------
Jerry Naessens                            John F. McGill, Jr.
                                          Chairman





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